Exhibit (9)(c)

Form of Appendix B

Custodian Agreement

Effective [ ], 2009

Name of Fund:

Diversified Money Market Fund

U.S. Government Money Market Fund

100% U.S. Treasury Money Market Fund

Treasury Plus Money Market Fund

California Tax- Free Money Market Fund

California Intermediate Tax- Free Bond Fund

National Intermediate Tax-Free Bond Fund

Bond Fund

Short Term Bond Fund

Income Plus Allocation Fund

Growth & Income Allocation Fund

Capital Growth Allocation Fund

Diversified Equity Allocation Fund

Balanced Fund

Core Equity Fund

Large Cap Value Fund (formerly, the Income Equity Fund)

Value Momentum Fund

Large Cap Growth Fund

International Opportunities Fund

Small Cap Value Fund

Cognitive Value Fund

Enhanced Growth Fund

Small Cap Advantage Fund

Fundamental Equity Fund

Equity Income Fund

Geneva Growth Fund

Geneva Small Cap Growth Fund

NYSE Arca Tech 100 Index Fund

Wisconsin Tax-Exempt Fund

HIGHMARK FUNDS		UNION BANK OF CALIFORNIA

By:	By:
Name:	Name:
Title:	Title:

UNION BANK OF CALIFORNIA

By:
Name:
Title: